EXHIBIT 99.1
                                                                    ------------


              DATAWATCH CORPORATION REPORTS SECOND QUARTER EARNINGS


                  DATAWATCH ANNOUNCES Q2 REVENUE GROWTH OF 26%
                     AND YEAR-TO-DATE REVENUE GROWTH OF 12%

LOWELL, MA - APRIL 22, 2004 -- Datawatch Corporation (NASDAQ: DWCH), a leading provider of business intelligence, data transformation and IT support solutions, today announced results for its second fiscal quarter.

     Revenues for the quarter ended March 31, 2004 were $5,195,000, an increase of 26% from $4,108,000 in the same period of fiscal 2003. Net income for the second fiscal 2004 quarter was $396,000, or $0.07 per diluted share, compared to a net loss of $50,000, or $0.01 per diluted share, a year ago.

     Revenues for the six months ended March 31, 2004 were $9,602,000, an increase of 12% from $8,610,000 in the same period of fiscal 2003. Net income for the first six months of fiscal 2004 was $719,000, or $0.13 per diluted share, compared to a net loss of $33,000, or $0.01 per diluted share, a year ago.

     Commenting on the second quarter's results, president and CEO Robert Hagger said, "We are very pleased with our revenue growth, with both license and services revenues up from last year for both the quarter and year-to-date. We have been diligently working through our plan, which was to continue to improve our profitability and cash position. The quarter and half-year results were solidly profitable and our cash position increased by $1 million for the six months and by more than $3 million since March 31, 2003. At the same time we have invested resources to improve the market awareness of our products and expand our sales force, with sales and marketing expenses increasing by more than $400,000 in the second quarter when compared to the previous quarter.

     We are also continuing to invest in research and development to extend the functionality of our existing solutions and to create new products. Our recently announced Datawatch|ES TotalView module will provide our users with the means to easily access and join data from disparate systems into new reports. This increased functionality broadens the potential customer base for Datawatch|ES and demonstrates our ongoing commitment to helping our customers improve the productivity of information users in the workplace."

     Datawatch previously announced that the company will present and discuss its second quarter results today at 2 p.m. (EDT) in a live conference call broadcast via the Internet at http://www.vcall.com/ClientPage.asp?ID=87726. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH

Datawatch Corporation is a leader in business intelligence, data transformation, and IT support solutions that help organizations increase productivity, reduce costs and gain competitive advantage. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

     Datawatch works with VARs, integrators, consultants and independent software vendors who sell and support Datawatch products. In addition, Datawatch works with OEM customers who embed Datawatch components and technologies in their own solutions. The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200; www.datawatch.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2003 and Form 10-Q for the quarter ended December 31, 2003. Any forward-looking statements should be considered in light of those factors.



                                     # # # #

Datawatch Contact:
Larry Bouchie, (978) 275-8264
larry_bouchie@datawatch.com

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                  Amounts in Thousands (except per share data)



                                                 QUARTER ENDED     QUARTER ENDED    SIX MONTHS ENDED  SIX MONTHS ENDED
                                                 MARCH 31, 2004    MARCH 31, 2003    MARCH 31, 2004    MARCH 31, 2003
                                                  ------------      ------------      ------------      ------------
Revenue:
    Software licenses .......................     $      3,480      $      2,627      $      6,431      $      5,920
    Maintenance and services ................            1,715             1,481             3,171             2,690
                                                  ------------      ------------      ------------      ------------
Total Revenue ...............................            5,195             4,108             9,602             8,610

Costs and expenses:
    Cost of software licenses ...............              760               577             1,390             1,145
    Cost of maintenance and services ........              661               616             1,273             1,230
    Sales and marketing expenses ............            1,955             1,438             3,494             2,962
    Product development expenses ............              342               473               621               815
    General and administration expenses .....            1,067             1,058             2,103             2,308
    Restructuring costs .....................               --                --                --               182
                                                  ------------      ------------      ------------      ------------
Income (loss) from operations ...............              410               (54)              721               (32)
Other income (expense), net .................              (14)                4                 4                (1)
                                                  ------------      ------------      ------------      ------------

Income (loss) before income taxes ...........              396               (50)              725               (33)
Provision for income taxes ..................               --                --                (6)               --
                                                  ------------      ------------      ------------      ------------

Net income (loss) ...........................     $        396      $        (50)     $        719      $        (33)
                                                  ============      ============      ============      ============

Net income (loss) per share - basic .........     $       0.08      $      (0.01)     $       0.14      $      (0.01)
                                                  ============      ============      ============      ============

Weighted average basic shares outstanding ...            5,244             5,193             5,238             5,190
                                                  ============      ============      ============      ============

Net income (loss) per share - diluted .......     $       0.07      $      (0.01)     $       0.13      $      (0.01)
                                                  ============      ============      ============      ============

Weighted average diluted shares outstanding..            5,779             5,193             5,744             5,190
                                                  ============      ============      ============      ============

(1) On March 4, 2004, Datawatch's Board of Directors approved a two-for-one stock split of its common stock. The stock split entitled each shareholder of record at the close of business on March 19, 2004 (record date) to receive one additional share for every share of Datawatch common stock held on that date. All share amounts for all periods presented have been adjusted to reflect the effect of the stock split.

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                              Amounts in Thousands




                                                    MARCH 31,       SEPTEMBER 30,
                                                      2004              2003
                                                  ------------      ------------
ASSETS:
    Cash and investments ....................     $      6,106      $      5,071
    Accounts receivable, net ................            3,693             3,041
    Inventories .............................               92               105
    Prepaid expenses ........................              651               553
                                                  ------------      ------------
Total Current Assets ........................           10,542             8,770

Property and equipment, net .................              431               461
Other assets ................................            1,005             1,273
                                                  ------------      ------------

Total Assets ................................     $     11,978      $     10,504
                                                  ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
    Accounts payable and accrued expenses ...     $      2,885      $      2,422
    Deferred revenue ........................            3,027             2,941
                                                  ------------      ------------
Total Current Liabilities ...................            5,912             5,363

Accrued severance, less current portion .....               --                 3
                                                  ------------      ------------

Total Liabilities ...........................            5,912             5,366

Stockholders' equity ........................            6,066             5,138
                                                  ------------      ------------

Total Liabilities and Stockholders' Equity...     $     11,978      $     10,504
                                                  ============      ============